News Release
November 4, 2025
SSR MINING REPORTS THIRD QUARTER 2025 RESULTS
DENVER - SSR Mining Inc. (Nasdaq/TSX: SSRM) ("SSR Mining" or the “Company") reports consolidated financial results for the third quarter ended September 30, 2025.
•Operating results: Third quarter 2025 production was 102,673 gold equivalent ounces at cost of sales of $1,585 per payable ounce and all-in sustaining costs (“AISC”) of $2,359 per payable ounce, or $2,114 per payable ounce exclusive of costs incurred at Çöpler in the quarter.(1) Year-to-date, the Company produced 326,940 gold equivalent ounces at cost of sales of $1,430 per payable ounce and all-in-sustaining costs of $2,131 per payable ounce, or $1,905 exclusive of costs incurred at Çöpler. SSR Mining expects full-year 2025 production in the lower half of the 410,000 to 480,000 gold equivalent ounce guidance range. Reflecting the impacts of higher-than-expected gold prices on royalty costs and SSR Mining’s strong share price performance on share-based compensation, the Company is trending towards the upper end of its consolidated cost guidance ranges for 2025.
•Financial results: In the third quarter of 2025, SSR Mining reported net income attributable to SSR Mining shareholders of $65.4 million, or $0.31 per diluted share and adjusted net income attributable to SSR Mining shareholders of $68.4 million, or $0.32 per diluted share. In the third quarter of 2025, operating cash flow was $57.2 million and free cash flow was negative $2.4 million, largely driven by inventory movements at Marigold and CC&V, as well as prepayments associated with development activities at Hod Maden. Accordingly, operating cash flow and free cash flow before working capital adjustments totaled $132.1 million and $72.5 million in the third quarter, respectively.
•Cash and liquidity position: As of September 30, 2025, SSR Mining had a cash and cash equivalent balance of $409.3 million and total liquidity of $909.3 million, inclusive of the Company’s undrawn revolving credit facility and accompanying accordion feature.
•Hod Maden: During the third quarter of 2025, $17.1 million was spent at Hod Maden as engineering and initial site establishment efforts continued to progress, bringing year-to-date spend to $44.4 million at the project. SSR Mining remains on track for full-year Hod Maden development capital spend of $60 to $100 million. The Company expects to provide an updated life of mine plan and construction decision for Hod Maden in the coming months.
•Çöpler update: SSR Mining continues to work closely with the relevant authorities in Türkiye to advance the restart of the Çöpler mine. While SSR Mining remains confident and committed to restarting operations, at this time, the Company is not able to estimate or predict when and under what conditions operations will resume at Çöpler.
•Development & exploration: During the third quarter of 2025, SSR Mining continued to advance key brownfield growth projects across the portfolio, including Buffalo Valley at Marigold, Cortaderas at Puna, and Porky at Seabee. These projects represent potential low-cost mine life extension opportunities at each operation and are supported by ongoing near-mine and regional exploration activity across the portfolio. In addition, an updated life of mine plan and technical report for CC&V based exclusively on Mineral Reserves remains on track for publication in 2025.

SSR Mining Inc.	PAGE 1

Rod Antal, Executive Chairman of SSR Mining, said, “Our third quarter operating results were generally aligned to our internal plans, and we continue to expect that a solid fourth quarter will bring us within consolidated 2025 production guidance.
Our teams have been hard at work advancing a number of key deliverables, including an initial technical report for CC&V that we expect will showcase a more than 10-year mine life based on Mineral Reserves. At Hod Maden, efforts across the various work streams including engineering, initial site establishment activity and market engagement on major work packages are well progressed, moving us closer to finalizing an updated life of mine plan and capital estimates. Hod Maden remains one of the most compelling and highest returning undeveloped copper-gold projects in the sector and has the potential to generate exceptional free cash flow once in production.
We have numerous growth opportunities across the portfolio, particularly in Türkiye where we continue to advance requirements towards a restart of operations at Çöpler. Together with the Hod Maden investment decision, we look forward to showcasing the significant potential upside ahead for our shareholders.”

SSR Mining Inc.	PAGE 2

Financial and Operating Summary
A summary of the Company's consolidated financial and operating results for the three and nine months ended September 30, 2025 and September 30, 2024 are presented below:

(in thousands, except per share data or otherwise stated)	Three Months Ended September 30,			Nine Months Ended September 30,
		2025	2024		2025	2024
Financial Results
Revenue		$385,839	$257,356		$1,107,912	$672,431
Cost of sales		$165,682	$138,281		$465,271	$360,764
Operating income (loss)		$83,333	$9,037		$259,109	$(356,667)
Net income (loss)		$57,092	$6,251		$191,900	$(349,447)
Net income (loss) attributable to SSR Mining shareholders		$65,441	$10,557		$214,297	$(266,832)
Basic net income (loss) per share attributable to SSR Mining shareholders		$0.32	$0.05		$1.06	$(1.32)
Diluted net income (loss) per share attributable to SSR Mining shareholders		$0.31	$0.05		$1.00	$(1.32)
Adjusted net income attributable to SSR Mining shareholders (1)		$68,354	$6,360		$240,003	$36,325
Basic adjusted net income per share attributable to SSR Mining shareholders (1)		$0.34	$0.03		$1.18	$0.18
Diluted adjusted net income per share attributable to SSR Mining shareholders (1)		$0.32	$0.03		$1.12	$0.18

Cash provided by operating activities before changes in working capital (1)		$132,050	$13,810		$433,020	$22,772
Cash provided by operating activities		$57,155	$(1,348)		$299,802	$(54,849)
Cash used in investing activities		$(63,602)	$(35,094)		$(286,355)	$(103,556)
Cash provided by (used in) financing activities		$10,196	$13,942		$20,727	$4,610

Operating Results
Gold produced (oz)		75,212	63,155		242,047	185,835
Gold sold (oz)		74,268	63,052		242,715	192,801
Silver produced ('000 oz)		2,409	2,885		7,764	7,531
Silver sold ('000 oz)		2,657	2,785		7,566	6,933
Lead produced ('000 lb) (2)		11,152	15,005		36,517	38,294
Lead sold ('000 lb) (2)		13,089	14,304		37,199	35,355
Zinc produced ('000 lb) (2)		1,103	878		2,986	2,954
Zinc sold ('000 lb) (2)		954	660		2,496	2,589

Gold equivalent produced (oz) (3)		102,673	97,429		326,940	275,113
Gold equivalent sold (oz) (3)		104,549	96,143		325,440	274,996

Average realized gold price ($/oz sold)		$3,503	$2,531		$3,259	$2,281
Average realized silver price ($/oz sold)		$41.92	$30.05		$36.72	$28.23

Cost of sales per gold equivalent ounce sold (3)		$1,585	$1,438		$1,430	$1,312
Cash cost per gold equivalent ounce sold (1,3)		$1,449	$1,312		$1,312	$1,198
AISC per gold equivalent ounce sold (1,3)		$2,359	$2,065		$2,131	$1,886

Financial Position	September 30, 2025			December 31, 2024
Cash and cash equivalents	$		409,332	$		387,882
Current assets	$		1,206,074	$		1,029,034
Total assets	$		5,907,813	$		5,189,020
Current liabilities	$		501,007	$		218,877
Total liabilities	$		1,763,320	$		1,242,159
Working capital (4)	$		705,067	$		810,157
(1)The Company reports non-GAAP financial measures including adjusted net income (loss) attributable to SSR Mining shareholders, adjusted net income per share attributable to SSR Mining shareholders, cash provided by operating activities before changes in working capital, cash costs and AISC per ounce sold to manage and evaluate its operating performance at its mines. Cost of sales excludes depreciation, depletion, and amortization. AISC includes the cash component of care and maintenance costs. See “Non-GAAP Financial Measures” at the end of this press release for an explanation of these financial measures and a reconciliation of these financial measures to net income (loss), cost of sales, and cash generated by operating activities, which are the most comparable GAAP financial measures.
(2)Data for lead production and sales relate only to lead in lead concentrate. Data for zinc production and sales relate only to zinc in zinc concentrate.
(3)Gold equivalent ounces (“GEOs”) are calculated multiplying the silver ounces by the ratio of the silver price to the gold price, using the average closing commodity prices for the period. The Company does not include by-products in the GEO calculations.
(4)Working capital is defined as current assets less current liabilities.

SSR Mining Inc.	PAGE 3

Marigold, USA

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Data	2025	2024	2025	2024
Gold produced (oz)	36,273	48,189	110,765	108,560
Gold sold (oz)	37,318	47,100	113,315	109,419

Ore mined (kt)	3,379	7,151	12,160	20,347
Waste removed (kt)	20,112	15,392	61,479	54,757
Total material mined (kt)	23,491	22,543	73,639	75,104
Strip ratio	6.0	2.2	5.1	2.7

Ore stacked (kt)	3,379	7,151	12,161	20,347
Gold grade stacked (g/t)	0.35	0.36	0.42	0.24

Average realized gold price ($/oz sold)	$3,502	$2,546	$3,235	$2,351
Cost of sales ($/oz gold sold)	$1,673	$1,573	$1,567	$1,484
Cash costs ($/oz gold sold) (5)	$1,673	$1,575	$1,568	$1,486
AISC ($/oz gold sold) (5)	$1,840	$1,828	$1,856	$1,749
(5)The Company reports the non-GAAP financial measures of cash costs and AISC per ounce of gold sold to manage and evaluate operating performance at Marigold. See "Cautionary Note Regarding Non-GAAP Financial Measures" at the end of this press release for an explanation of these financial measures and a reconciliation to cost of sales, which are the comparable GAAP financial measure. Cost of sales excludes depreciation, depletion, and amortization.
For the three months ended September 30, 2025 and 2024, Marigold produced 36,273 and 48,189 ounces of gold, respectively. For the nine months ended September 30, 2025 and 2024, Marigold produced 110,765 and 108,560 ounces of gold, respectively. During the third quarter of 2025, Marigold reported cost of sales of $1,673 per payable ounce and AISC of $1,840 per payable ounce.

SSR Mining Inc.	PAGE 4

Cripple Creek & Victor, USA
(For the nine months ended September 30, 2025, all metrics represent the period from February 28, 2025 to September 30, 2025, the period for which the Company was entitled to the economic benefits of CC&V following the acquisition).

	Three Months Ended September 30,			Nine Months Ended September 30,
Operating Data	2025	2024		2025	2024
Gold produced (oz)	29,821		—	85,165		—
Gold sold (oz)	27,950		—	84,050		—

Ore mined (kt)	6,923		—	12,188		—
Waste removed (kt)	2,496		—	8,947		—
Total material mined (kt)	9,419		—	21,135		—
Strip ratio	0.4		—	0.7		—

Ore stacked (kt)	7,020		—	12,398		—
Gold grade stacked (g/t)	0.40		—	0.42		—

Average realized gold price ($/oz sold)	$3,505		$—	$3,356		$—
Cost of sales ($/oz gold sold)	$1,394	$	N/A	$1,272	$	N/A
Cash costs ($/oz gold sold) (6)	$1,381	$	N/A	$1,260	$	N/A
AISC ($/oz gold sold) (6)	$1,756	$	N/A	$1,536	$	N/A
(6)The Company reports the non-GAAP financial measures of cash costs and AISC per ounce of gold sold to manage and evaluate operating performance at CC&V. See "Cautionary Note Regarding Non-GAAP Financial Measures" at the end of this press release for an explanation of these financial measures and a reconciliation to cost of sales, which are the comparable GAAP financial measure. Cost of sales excludes depreciation, depletion, and amortization.
For the three months ended September 30, 2025, CC&V produced 29,821 ounces of gold. Reflecting the closing of the CC&V acquisition during the first quarter of 2025, CC&V produced 85,165 ounces of gold for the period from February 28, 2025 to September 30, 2025. Inclusive of the 28,000 ounces of gold produced in the first two months of 2025, year-to-date production from CC&V totaled 113,165 ounces of gold. During the third quarter of 2025, CC&V reported cost of sales of $1,394 per payable ounce and AISC of $1,756 per payable ounce. A technical report for CC&V remains on track for publication in 2025.

SSR Mining Inc.	PAGE 5

Seabee, Canada

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Data	2025	2024 (7)	2025 (8)	2024 (7)
Gold produced (oz)	9,118	10,252	46,117	50,734
Gold sold (oz)	9,000	11,250	45,350	54,720

Ore mined (kt)	85	56	233	275

Ore milled (kt)	83	56	241	274
Gold mill feed grade (g/t)	3.46	6.10	6.04	6.01
Gold recovery (%)	95.1	95.9	96.7	96.0

Average realized gold price ($/oz sold)	$3,503	$2,479	$3,138	$2,232
Cost of sales ($/oz gold sold)	$2,185	$1,280	$1,351	$1,025
Cash costs ($/oz gold sold) (9)	$2,184	$1,281	$1,351	$1,026
AISC ($/oz gold sold) (9)	$3,003	$2,301	$2,002	$1,655
(7)On August 21, 2024, the Company temporarily suspended operations at Seabee due to forest fires in the vicinity of the mine. Mining operations resumed at Seabee on October 11, 2024.
(8)During the second quarter of 2025, the Company temporarily suspended operations at Seabee for approximately two weeks due to power interruptions caused by forest fires to the north of the mine. Seabee resumed operations on June 13, 2025.
(9)The Company reports the non-GAAP financial measures of cash costs and AISC per ounce of gold sold to manage and evaluate operating performance at Seabee. See "Cautionary Note Regarding Non-GAAP Financial Measures" at the end of this press release for an explanation of these financial measures and a reconciliation to cost of sales, which are the comparable GAAP financial measure. Cost of sales excludes depreciation, depletion, and amortization.
For the three months ended September 30, 2025 and 2024, Seabee produced 9,118 and 10,252 ounces of gold, respectively. For the nine months ended September 30, 2025 and 2024, Seabee produced 46,117 and 50,734 ounces of gold, respectively. During the third quarter of 2025, Seabee reported cost of sales of $2,185 per payable ounce and AISC of $3,003 per payable ounce. Operating results in the third quarter reflected the concerted effort to prioritize underground mine development, as well as lower than expected grades in the quarter.

SSR Mining Inc.	PAGE 6

Puna, Argentina

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Data	2025	2024	2025	2024
Silver produced ('000 oz)	2,409	2,885	7,764	7,531
Silver sold ('000 oz)	2,657	2,785	7,566	6,933
Lead produced ('000 lb)	11,152	15,005	36,517	38,294
Lead sold ('000 lb)	13,089	14,304	37,199	35,355
Zinc produced ('000 lb)	1,103	878	2,986	2,954
Zinc sold ('000 lb)	954	660	2,496	2,589
Gold equivalent sold ('000 oz) (10)	30,281	33,091	82,725	82,195

Ore mined (kt)	367	648	1,469	1,578
Waste removed (kt)	1,833	1,535	4,513	4,564
Total material mined (kt)	2,199	2,183	5,983	6,142
Strip ratio	5.0	2.4	3.1	2.9

Ore milled (kt)	506	486	1,452	1,372
Silver mill feed grade (g/t)	155.94	190.54	173.17	176.32
Lead mill feed grade (%)	1.09	1.46	1.22	1.33
Zinc mill feed grade (%)	0.25	0.19	0.24	0.21
Silver mill recovery (%)	95.0	97.0	96.1	96.8
Lead mill recovery (%)	92.1	96.0	93.6	95.3
Zinc mill recovery (%)	39.0	43.5	39.4	46.6

Average realized silver price ($/oz sold)	$41.92	$30.05	$36.72	$28.23
Cost of sales ($/oz silver sold)	$16.80	$16.06	$15.80	$16.27
Cash costs ($/oz silver sold) (11)	$11.58	$11.66	$10.85	$11.71
AISC ($/oz silver sold) (11)	$13.54	$15.37	$13.09	$15.36
(10)GEOs are calculated multiplying the silver ounces by the ratio of the silver price to the gold price, using the average closing commodity prices for the period. The Company does not include by-products in the GEO calculations.
(11)The Company reports the non-GAAP financial measures of cash costs and AISC per ounce of silver sold to manage and evaluate operating performance at Puna. See “Cautionary Note Regarding Non-GAAP Financial Measures" at the end of this press release for an explanation of these financial measures and a reconciliation to cost of sales, which are the comparable GAAP financial measure. Cost of sales excludes depreciation, depletion, and amortization.
For the three months ended September 30, 2025 and 2024, Puna produced 2.4 and 2.9 million ounces of silver, respectively. For the nine months ended September 30, 2025 and 2024, Puna produced 7.8 and 7.5 million ounces of silver, respectively. During the third quarter of 2025, Puna reported cost of sales of $16.80 per payable ounce and AISC of $13.54 per payable ounce.

SSR Mining Inc.	PAGE 7

Çöpler, Türkiye
(amounts presented on 100% basis)
Operations at Çöpler were suspended following the February 13, 2024 incident at the Çöpler mine (the “Çöpler Incident”). During the suspension, care and maintenance expense has been recorded which represents depreciation and direct costs not associated with the environmental reclamation and remediation costs.

	Three Months Ended September 30,			Nine Months Ended September 30,
Operating Data	2025		2024	2025		2024
Gold produced (oz)		—	4,714		—	26,541
Gold sold (oz)		—	4,702		—	28,662

Ore mined (kt)		—	—		—	266
Waste removed (kt)		—	—		—	3,571
Total material mined (kt)		—	—		—	3,837
Strip ratio		—	—		—	13.4

Ore stacked (kt)		—	—		—	184
Gold grade stacked (g/t)		—	—		—	1.17

Average realized gold price ($/oz sold)		$—	$2,510		$—	$2,095
Cost of sales ($/oz gold sold)	$	N/A	$1,073	$	N/A	$1,028
Cash costs ($/oz gold sold) (12)	$	N/A	$1,080	$	N/A	$1,030
AISC ($/oz gold sold) (12)	$	N/A	$5,266	$	N/A	$2,959
(12)The Company reports the non-GAAP financial measures of cash costs and AISC per ounce of gold sold to manage and evaluate operating performance at Çöpler. See "Cautionary Note Regarding Non-GAAP Financial Measures" at the end of this press release for an explanation of these financial measures and a reconciliation to cost of sales, which are the comparable GAAP financial measure. Cost of sales excludes depreciation, depletion, and amortization.
The Company continues to work closely with the relevant authorities in Türkiye to advance the restart of the Çöpler mine.
While SSR Mining remains confident and committed to restarting operations, at this time, the Company is not able to estimate or predict when and under what conditions operations will resume at Çöpler. For additional information on the Çöpler Incident, including a discussion of the associated risks, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 18, 2025, and the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed on May 6, 2025, the quarter ended June 30, 2025, filed on August 5, 2025, and the quarter ended September 30, 2025, filed on November 4, 2025.

SSR Mining Inc.	PAGE 8

Conference Call Information
This news release should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) and available on the SEC website at www.sec.gov or www.ssrmining.com.
•Conference call and webcast: Tuesday, November 4, 2025, at 5:00 pm EST.
Toll-free in U.S. and Canada:    +1 (833) 752-3757
All other callers:            +1 (412) 652-1234
For the webcast or to register for expedited access to the call: ir.ssrmining.com/investors/events.
•The webcast will be available on our website. Audio replay will be available for two weeks by dialing:
Toll-free in U.S. and Canada:     +1 (855) 669-9658, replay code 4473128
All other callers:         +1 (412) 317-0088, replay code 4473128
About SSR Mining
SSR Mining is listed under the ticker symbol SSRM on the Nasdaq and the TSX.
For more information, please visit: www.ssrmining.com.
E-Mail: invest@ssrmining.com
Phone: +1 (888) 338-0046

SSR Mining Inc.	PAGE 9

Cautionary Note Regarding Forward-Looking Information and Statements:

Except for statements of historical fact relating to us, certain statements contained in this news release constitute forward-looking information, future oriented financial information, or financial outlooks (collectively “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information may be contained in this document and our other public filings. Forward-looking information relates to statements concerning our outlook and anticipated events or results and in some cases, can be identified by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “projects”, “predict”, “potential”, “continue” or other similar expressions concerning matters that are not historical facts.

Forward-looking information and statements in this news release are based on certain key expectations and assumptions made by us. Although we believe that the expectations and assumptions on which such forward-looking information and statements are based are reasonable, undue reliance should not be placed on the forward-looking information and statements because we can give no assurance that they will prove to be correct. Forward-looking information and statements are subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this news release. The key risks and uncertainties include, but are not limited to: local and global political and economic conditions; governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, government ownership requirements, changes in environmental, tax and other laws or regulations and the interpretation thereof; developments with respect to global pandemics, including the duration, severity and scope of a pandemic and potential impacts on mining operations; risks and uncertainties resulting from the incident at Çöpler described in our Annual Report on Form 10-K for the year ended December 31, 2024; and other risk factors detailed from time to time in our reports filed with the Securities and Exchange Commission on EDGAR and the Canadian securities regulatory authorities on SEDAR.

Forward-looking information and statements in this news release include any statements concerning, among other things: all information related to the Company’s Çöpler operations, including timelines, outlook, preliminary costs, remediation plans, and possible restart plans; forecasts and outlook; preliminary cost reporting in this document; timing, production, operating, cost, and capital expenditure guidance; our operational and development targets and catalysts and the impact of any suspensions on operations; the results of any gold reconciliations; the ability to discover additional oxide gold ore; the generation of free cash flow and payment of dividends; matters relating to proposed exploration; communications with local stakeholders; maintaining community and government relations; negotiations of joint ventures; negotiation and completion of transactions; commodity prices; Mineral Resources, Mineral Reserves, conversion of Mineral Resources, realization of Mineral Reserves, and the existence or realization of Mineral Resource estimates; the development approach; the timing and amount of future production; the timing of studies, announcements, and analysis; the timing of construction and development of proposed mines and process facilities; capital and operating expenditures; economic conditions; availability of sufficient financing; exploration plans; receipt of regulatory approvals; timing and impact surrounding suspension or interruption of operations as a result of regulatory requirements or actions by governmental authority; and any and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, environmental, regulatory, and political matters that may influence or be influenced by future events or conditions.

Such forward-looking information and statements are based on a number of material factors and assumptions, including, but not limited in any manner to, those disclosed in any other of our filings on EDGAR and SEDAR, and include: the assumptions made in respect of the Company’s Çöpler operations; the inherent speculative nature of exploration results; the ability to explore; communications with local stakeholders; maintaining community and governmental relations; status of negotiations of joint ventures; weather conditions at our operations; commodity prices; the ultimate determination of and realization of Mineral Reserves; existence or realization of Mineral Resources; the development approach; availability and receipt of required approvals, titles, licenses and permits; sufficient working capital to develop and operate the mines and implement development plans; access to adequate services and supplies; foreign currency exchange rates; interest rates; access to capital markets and associated cost of funds; availability of a qualified work force; ability to negotiate, finalize, and execute relevant agreements; the Company’s ability to efficiently integrate acquired mines and businesses and to manage the costs related to any such integration, or to retain key technical, professional or management personnel; lack of social opposition to our mines or facilities; lack of legal challenges with respect to our properties; the timing and amount of future production; the ability to meet production, cost, and capital expenditure targets; timing and ability to produce studies and analyses; capital and operating expenditures; economic conditions; availability of sufficient financing; the ultimate ability to mine, process, and sell mineral products on economically favorable terms; and any and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, geopolitical, regulatory and political factors that may influence future events or conditions. While we consider these factors and assumptions to be reasonable based on information currently available to us, they may prove to be incorrect.

The above list is not exhaustive of the factors that may affect any of the Company’s forward-looking information. You should not place undue reliance on forward-looking information and statements. Forward-looking information and statements are only predictions based on our current expectations and our projections about future events. Actual results may vary from such forward-looking information for a variety of reasons including, but not limited to, risks and uncertainties disclosed in our filings on our website at www.ssrmining.com, on SEDAR at www.sedarplus.ca, and on EDGAR at www.sec.gov and other unforeseen events or circumstances. Other than as required by law, we do not intend, and undertake no obligation to update any forward-looking information to reflect, among other things, new information or future events. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

SSR Mining Inc.	PAGE 10

Cautionary Note Regarding Non-GAAP Measures

We have included certain non-GAAP performance measures throughout this document. These performance measures are employed by us to measure our operating and economic performance internally and to assist in decision-making, as well as to provide key performance information to senior management. We believe that, in addition to conventional measures prepared in accordance with GAAP, certain investors and other stakeholders also use this information to evaluate our operating and financial performance; however, these non-GAAP performance measures do not have any standardized meaning. Accordingly, these performance measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Our definitions of our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. These non-GAAP measures should be read in conjunction with our condensed consolidated interim financial statements.

Cash costs, AISC per ounce sold, and free cash flow are Non-GAAP Measures with no standardized definition under U.S. GAAP.

Non-GAAP Measure – Net Cash
Net cash (debt) are used by management and investors to measure the Company's underlying operating performance. The Company believes that net cash (debt) is a useful measure for shareholders as it helps evaluate liquidity and available cash.

The following table provides a reconciliation of cash and cash equivalents to net cash:

	As of
(in thousands)	September 30, 2025	December 31, 2024
Cash and cash equivalents	$409,332	$387,882
Restricted cash	$—	$—
Total Cash	$409,332	$387,882

Face Value of 2019 Convertible Notes	$230,000	$230,000
Other Debt	$—	$—
Total Debt	$230,000	$230,000

Net Cash (Debt)	$179,332	$157,882

In addition to net cash and net debt, the Company also uses Total liquidity to measure its financial position. Total liquidity is calculated as Cash and cash equivalents plus Restricted cash and borrowing capacity under current revolving credit facilities, including accordion features. As of September 30, 2025, no borrowings were outstanding on the Company’s $400 million credit facility with a $100 million accordion feature.

The following table provides a reconciliation of Cash and cash equivalents to Total liquidity:

	As of
(in thousands)	September 30, 2025	December 31, 2024
Cash and cash equivalents	$409,332	$387,882
Restricted cash	$—	$—
Total cash	$409,332	$387,882
Borrowing capacity on credit facility	$400,000	$400,000
Borrowing capacity on accordion feature of credit facility	$100,000	$100,000
Total liquidity (13)	$909,332	$887,882
(13)Excludes $0.5 million in letters of credit. Inclusive of these letters of credit, total liquidity is $908.9 million.

SSR Mining Inc.	PAGE 11

Non-GAAP Measure - Cash Costs and AISC
Cash Costs and All-In Sustaining Costs (“AISC”) per payable ounce of gold and respective unit cost measures are non-U.S. GAAP metrics developed by the World Gold Council to provide transparency into the costs associated with producing gold and provide a standard for comparison across the industry. The World Gold Council is a market development organization for the gold industry.

The Company uses cash costs per ounce of precious metals sold and AISC per ounce of precious metals to monitor its operating performance internally. The most directly comparable measure prepared in accordance with GAAP is cost of sales. The Company believes this measure provides investors and analysts with useful information about its underlying cash costs of operations and the impact of byproduct credits on its cost structure. The Company also believes it is a relevant metric used to understand its operating profitability. When deriving the cost of sales associated with an ounce of precious metal, the Company includes by-product credits, which allows management and other stakeholders to assess the net costs of gold and silver production.

AISC includes total cost of sales incurred at the Company's mining operations, which forms the basis of cash costs. Additionally, the Company includes sustaining capital expenditures, sustaining mine-site exploration and evaluation costs, reclamation cost accretion and amortization, and general and administrative expenses. This measure seeks to reflect the ongoing cost of gold and silver production from current operations; therefore, growth capital is excluded. The Company determines sustaining capital to be capital expenditures that are necessary to maintain current production and execute the current mine plan. The Company determines growth capital to be those payments used to develop new operations or related to projects at existing operations where those projects will materially benefit the operation.

The Company believes that AISC provides additional information to management and stakeholders that provides visibility to better define the total costs associated with production and better understanding of the economics of the Company's operations and performance compared to other producers. In deriving the number of ounces of precious metal sold, the Company considers the physical ounces available for sale after the treatment and refining process, commonly referred to as payable metal, as this is what is sold to third parties.

The following tables provide a reconciliation of cost of sales to cash costs and AISC used in the calculation of 2025 cost guidance:

(operating guidance 100% basis) (14)		Marigold	CC&V (15)	Seabee	Puna	Corporate	Total (Excluding Çöpler)	Çöpler	Consolidated
Gold Production	koz	160 – 190	90 – 110	70 – 80	—	—	320 – 380	—	320 – 380
Silver Production	Moz	—	—	—	8.00 – 8.75	—	8.00 – 8.75	—	8.00 – 8.75
Gold Equivalent Production	koz	160 – 190	90 – 110	70 – 80	90 – 100	—	410 – 480	—	410 – 480
Gold Sold	koz	160 – 190	90 – 110	70 – 80	—	—	320 – 380	—	320 – 380
Silver Sold	Moz	—	—	—	8.00 – 8.75	—	8.00 – 8.75	—	8.00 – 8.75
Gold Equivalent Sold	koz	160 – 190	90 – 110	70 – 80	90 – 100	—	410 – 480	—	410 – 480

Cost of Sales (GAAP)	$M	245 – 298	132 – 166	86 – 102	100 – 123	—	563 – 689	—	563 – 689
By-Product Credits + Treatment & Refining Costs	$M	—	(1)	—	(8)	—	(10)	—	(10)
Cash Cost (non-GAAP) (16)	$M	245 – 298	131 – 165	86 – 102	92 – 114	—	554 – 679	—	554 – 679
Sustaining Capital Expenditures (17)	$M	45	27	32	15	—	119	—	119
Reclamation Cost Accretion & Amortization	$M	3	9	3	9	—	24	—	24
General & Administrative	$M	—	—	—	—	60 – 65	60 – 65	—	60 – 65
Share-Based Compensation (18)	$M	—	—	—	—	30 – 35	30 – 35	—	30 – 35
Care & Maintenance (19)	$M	—	—	—	—	—	—	80 – 100	80 – 100
All-In Sustaining Cost (non-GAAP) (16)	$M	293 – 346	166 – 201	121 – 137	115 – 138	90 – 100	786 – 921	80 – 100	866 – 1,021

Cost of Sales per Ounce (GAAP)	$/oz	1,530 – 1,570	1,470 – 1,510	1,230 – 1,270	12.50 – 14.00	—	1,375 – 1,435	—	1,375 – 1,435
Cash Cost per Ounce (non-GAAP) (16)	$/oz	1,530 – 1,570	1,460 – 1,500	1,230 – 1,270	11.35 – 12.85	—	1,350 – 1,410	—	1,350 – 1,410
All-In Sustaining Cost per Ounce (non-GAAP) (16)	$/oz	1,800 – 1,840	1,800 – 1,840	1,710 – 1,750	14.25 – 15.75	—	1,890 – 1,950	—	2,090 – 2,150
(14)Figures may not add due to rounding.
(15)CC&V figures are presented as of February 28, 2025 onwards to account for attributable production to SSR Mining following the close of the CC&V transaction. Prior to the closing of the acquisition, CC&V produced 28,000 ounces of gold. For the full year, inclusive of ounces produced under Newmont’s ownership, CC&V is expected to produce between 118,000 and 138,000 ounces of gold.
(16)The Company reports the non-GAAP financial measures of cash costs and AISC per ounce of gold sold to manage and evaluate operating performance at its mines. AISC includes reclamation cost accretion and amortization and certain lease payments. Total AISC includes G&A costs and share-based compensation, but excludes any care & maintenance costs incurred at Çöpler. Consolidated AISC reflects cash care & maintenance costs of approximately $20 - $25 million per quarter incurred at Çöpler until the mine is restarted.
(17)Refer to “2025 Capital Guidance” table within our press release dated March 31, 2025 for a breakdown of sustaining exploration and evaluation expenditures. No material capital expenditures are expected at Çöpler until the mine is restarted.
(18)Share-based compensation guidance uses a reference price of approximately US$15 per share.
(19)Reflects the cash component of care & maintenance expenses that would be incurred at Çöpler in the event the operation did not restart within 2025. SSR Mining continues to work closely with the relevant authorities in Türkiye to advance the restart of the Çöpler mine, but at this time the Company is not able to estimate or predict when and under what conditions operations will resume.

SSR Mining Inc.	PAGE 12

The following tables provide a reconciliation of Cost of sales to cash costs and AISC:

	Three Months Ended September 30, 2025
(in thousands, unless otherwise noted)	Marigold	CC&V	Seabee	Puna	Corporate	Total	Çöpler	Consolidated
Cost of sales (GAAP) (20)	$62,436	$38,961	$19,661	$44,624	$—	$165,682	$—	$165,682
By-product credits	$(45)	$(352)	$(15)	$(12,806)	$—	$(13,218)	$—	$(13,218)
Treatment and refining charges	$49	$2	$11	$(1,060)	$—	$(998)	$—	$(998)
Cash costs (non-GAAP)	$62,440	$38,611	$19,657	$30,758	$—	$151,466	$—	$151,466
Sustaining capital and lease related expenditures	$5,439	$6,638	$6,842	$3,101	$—	$22,020	$2,826	$24,846
Sustaining exploration and evaluation expense	$134	$—	$—	$—	$—	$134	$—	$134
Care and maintenance (21)	$—	$—	$—	$—	$—	$—	$22,361	$22,361
Reclamation cost accretion and amortization	$661	$3,838	$525	$2,114	$—	$7,138	$449	$7,587
General and administrative expense and stock-based compensation expense (22)	$—	$—	$—	$—	$40,228	$40,228	$—	$40,228
Total AISC (non-GAAP)	$68,674	$49,087	$27,024	$35,973	$40,228	$220,986	$25,636	$246,622

Gold sold (oz)	37,318	27,950	9,000	—	—	74,268	—	74,268
Silver sold (oz)	—	—	—	2,656,819	—	2,656,819	—	2,656,819
Gold equivalent sold (oz) (23)	37,318	27,950	9,000	30,281	—	104,549	—	104,549

Cost of sales per gold ounces sold	$1,673	$1,394	$2,185	N/A	N/A	N/A	N/A	N/A
Cost of sales per silver ounces sold	N/A	N/A	N/A	$16.80	N/A	N/A	N/A	N/A
Cost of sales per gold equivalent ounce sold	$1,673	$1,394	$2,185	$1,474	N/A	$1,585	N/A	$1,585
Cash cost per gold ounce sold	$1,673	$1,381	$2,184	N/A	N/A	N/A	N/A	N/A
Cash cost per silver ounce sold	N/A	N/A	N/A	$11.58	N/A	N/A	N/A	N/A
Cash cost per gold equivalent ounce sold	$1,673	$1,381	$2,184	$1,016	N/A	$1,449	N/A	$1,449
AISC per gold ounce sold	$1,840	$1,756	$3,003	N/A	N/A	N/A	N/A	N/A
AISC per silver ounce sold	N/A	N/A	N/A	$13.54	N/A	N/A	N/A	N/A
AISC per gold equivalent ounce sold	$1,840	$1,756	$3,003	$1,188	N/A	$2,114	N/A	$2,359

	Three Months Ended September 30, 2024
(in thousands, unless otherwise noted)	Marigold	CC&V	Seabee	Puna	Corporate	Total	Çöpler	Consolidated
Cost of sales (GAAP) (20)	$74,106	N/A	$14,404	$44,724	$—	$133,234	$5,047	$138,281
By-product credits	$(22)	N/A	$(12)	$(13,813)	$—	$(13,847)	$—	$(13,847)
Treatment and refining charges	$119	N/A	$22	$1,577	$—	$1,718	$33	$1,751
Cash costs (non-GAAP)	$74,203	N/A	$14,414	$32,488	$—	$121,105	$5,080	$126,185
Sustaining capital and lease related expenditures	$10,413	N/A	$3,078	$4,928	$—	$18,419	$2,678	$21,097
Sustaining exploration and evaluation expense	$790	N/A	$—	$—	$—	$790	$—	$790
Care and maintenance (21)	$—	N/A	$7,713	$—	$—	$7,713	$16,507	$24,220
Reclamation cost accretion and amortization	$680	N/A	$678	$5,388	$—	$6,746	$493	$7,239
General and administrative expense and stock-based compensation expense (22)	$—	N/A	$—	$—	$19,016	$19,016	$—	$19,016
Total AISC (non-GAAP)	$86,086	N/A	$25,883	$42,804	$19,016	$173,789	$24,758	$198,547

Gold sold (oz)	47,100	N/A	11,250	—	—	58,350	4,702	63,052
Silver sold (oz)	—	N/A	—	2,785,411	—	2,785,411	—	2,785,411
Gold equivalent sold (oz) (23)	47,100	N/A	11,250	33,091	—	91,441	4,702	96,143

Cost of sales per gold ounces sold	$1,573	N/A	$1,280	N/A	N/A	N/A	1,073	N/A
Cost of sales per silver ounces sold	N/A	N/A	N/A	$16.06	N/A	N/A	N/A	N/A
Cost of sales per gold equivalent ounce sold	$1,573	N/A	$1,280	$1,352	N/A	$1,457	1,073	$1,438
Cash cost per gold ounce sold	$1,575	N/A	$1,281	N/A	N/A	N/A	1,080	N/A
Cash cost per silver ounce sold	N/A	N/A	N/A	$11.66	N/A	N/A	N/A	N/A
Cash cost per gold equivalent ounce sold	$1,575	N/A	$1,281	$982	N/A	$1,324	1,080	$1,312
AISC per gold ounce sold	$1,828	N/A	$2,301	N/A	N/A	N/A	5,266	N/A
AISC per silver ounce sold	N/A	N/A	N/A	$15.37	N/A	N/A	N/A	N/A
AISC per gold equivalent ounce sold	$1,828	N/A	$2,301	$1,294	N/A	$1,901	5,266	$2,065
(20)Excludes depreciation, depletion, and amortization.
(21)Care and maintenance expense only includes direct costs not associated with environmental reclamation and remediation costs, as depreciation is not included in the calculation of AISC.
(22)General and administrative expense for the three months ended September 30, 2025 included $19.8 million in share based compensation expense.
(23)GEOs are calculated using the silver ounces sold multiplied by the ratio of the silver price to the gold price, using the average closing commodity prices for the period. The Company does not include copper, lead, or zinc as they are considered by-products. GEOs sold may not re-calculate based on amounts presented in this table due to rounding.

SSR Mining Inc.	PAGE 13

	Nine Months Ended September 30, 2025
(in thousands, unless otherwise noted)	Marigold	CC&V (24)	Seabee	Puna	Corporate	Total	Çöpler	Consolidated
Cost of sales (GAAP) (25)	$177,538	$106,929	$61,265	$119,539	$—	$465,271	$—	$465,271
By-product credits	$(116)	$(1,066)	$(55)	$(36,061)	$—	$(37,298)	$—	$(37,298)
Treatment and refining charges	$207	$6	$76	$(1,403)	$—	$(1,114)	$—	$(1,114)
Cash costs (non-GAAP)	$177,629	$105,869	$61,286	$82,075	$—	$426,859	$—	$426,859
Sustaining capital and lease related expenditures	$28,878	$14,305	$27,352	$9,078	$—	$79,613	$7,447	$87,060
Sustaining exploration and evaluation expense	$1,808	$—	$—	$—	$—	$1,808	$—	$1,808
Care and maintenance (26)	$—	$—	$234	$—	$—	$234	$64,719	$64,953
Reclamation cost accretion and amortization	$2,024	$8,954	$1,913	$7,918	$—	$20,809	$1,295	$22,104
General and administrative expense and stock-based compensation expense (27)	$—	$—	$—	$—	$90,757	$90,757	$—	$90,757
Total AISC (non-GAAP)	$210,339	$129,128	$90,785	$99,071	$90,757	$620,080	$73,461	$693,541

Gold sold (oz)	113,315	84,050	45,350	—	—	242,715	—	242,715
Silver sold (oz)	—	—	—	7,565,557	—	7,565,557	—	7,565,557
Gold equivalent sold (oz) (28)	113,315	84,050	45,350	82,725	—	325,440	—	325,440

Cost of sales per gold ounces sold	$1,567	$1,272	$1,351	N/A	N/A	N/A	N/A	N/A
Cost of sales per silver ounces sold	N/A	N/A	N/A	$15.80	N/A	N/A	N/A	N/A
Cost of sales per gold equivalent ounce sold	$1,567	$1,272	$1,351	$1,445	N/A	$1,430	N/A	$1,430
Cash cost per gold ounce sold	$1,568	$1,260	$1,351	N/A	N/A	N/A	N/A	N/A
Cash cost per silver ounce sold	N/A	N/A	N/A	$10.85	N/A	N/A	N/A	N/A
Cash cost per gold equivalent ounce sold	$1,568	$1,260	$1,351	$992	N/A	$1,312	N/A	$1,312
AISC per gold ounce sold	$1,856	$1,536	$2,002	N/A	N/A	N/A	N/A	N/A
AISC per silver ounce sold	N/A	N/A	N/A	$13.09	N/A	N/A	N/A	N/A
AISC per gold equivalent ounce sold	$1,856	$1,536	$2,002	$1,198	N/A	$1,905	N/A	$2,131

	Nine Months Ended September 30, 2024
(in thousands, unless otherwise noted)	Marigold	CC&V	Seabee	Puna	Corporate	Total	Çöpler	Consolidated
Cost of sales (GAAP) (25)	$162,414	N/A	$56,111	$112,768	$—	$331,293	$29,471	$360,764
By-product credits	$(84)	N/A	$(51)	$(36,661)	$—	$(36,796)	$(345)	$(37,141)
Treatment and refining charges	$266	N/A	$102	$5,097	$—	$5,465	$384	$5,849
Cash costs (non-GAAP)	$162,596	N/A	$56,162	$81,204	$—	$299,962	$29,510	$329,472
Sustaining capital and lease related expenditures	$25,150	N/A	$24,184	$11,837	$—	$61,171	$12,368	$73,539
Sustaining exploration and evaluation expense	$1,418	N/A	$—	$—	$—	$1,418	$—	$1,418
Care and maintenance (26)	$—	N/A	$7,713	$—	$—	$7,713	$41,468	$49,181
Reclamation cost accretion and amortization	$2,221	N/A	$2,526	$13,463	$—	$18,210	$1,472	$19,682
General and administrative expense and stock-based compensation expense (27)	$—	N/A	$—	$—	$45,329	$45,329	$—	$45,329
Total AISC (non-GAAP)	$191,385	N/A	$90,585	$106,504	$45,329	$433,803	$84,818	$518,621

Gold sold (oz)	109,419	N/A	54,720	—	—	164,139	28,662	192,801
Silver sold (oz)	—	N/A	—	6,933,096	—	6,933,096	—	6,933,096
Gold equivalent sold (oz) (28)	109,419	N/A	54,720	82,195	—	246,334	28,662	274,996

Cost of sales per gold ounces sold	$1,484	N/A	$1,025	N/A	N/A	N/A	$1,028	N/A
Cost of sales per silver ounces sold	N/A	N/A	N/A	$16.27	N/A	N/A	N/A	N/A
Cost of sales per gold equivalent ounce sold	$1,484	N/A	$1,025	$1,372	N/A	$1,345	$1,028	$1,312
Cash cost per gold ounce sold	$1,486	N/A	$1,026	N/A	N/A	N/A	$1,030	N/A
Cash cost per silver ounce sold	N/A	N/A	N/A	$11.71	N/A	N/A	N/A	N/A
Cash cost per gold equivalent ounce sold	$1,486	N/A	$1,026	$988	N/A	$1,218	$1,030	$1,198
AISC per gold ounce sold	$1,749	N/A	$1,655	N/A	N/A	N/A	$2,959	N/A
AISC per silver ounce sold	N/A	N/A	N/A	$15.36	N/A	N/A	N/A	N/A
AISC per gold equivalent ounce sold	$1,749	N/A	$1,655	$1,296	N/A	$1,761	$2,959	$1,886
(24)CC&V data presented represents the period from February 28, 2025 to September 30, 2025, the period for which the Company was entitled to the economic benefits of CC&V following the acquisition.
(25)Excludes depreciation, depletion, and amortization.
(26)Care and maintenance expense only includes direct costs not associated with environmental reclamation and remediation costs, as depreciation is not included in the calculation of AISC.
(27)General and administrative expense for the nine months ended September 30, 2025 included $38.7 million in share based compensation expense.
(28)GEOs are calculated using the silver ounces sold multiplied by the ratio of the silver price to the gold price, using the average closing commodity prices for the period. The Company does not include copper, lead, or zinc as they are considered by-products. GEOs sold may not re-calculate based on amounts presented in this table due to rounding.

SSR Mining Inc.	PAGE 14

Non-GAAP Measure - Adjusted Net Income (Loss) Attributable to SSR Mining Shareholders and Adjusted Net Income (Loss) Per Share Attributable to SSR Mining Shareholders
Adjusted attributable net income (loss) and adjusted attributable net income (loss) per share are used by management to measure the Company's underlying operating performance. We believe this measure is also useful for shareholders to assess the Company’s operating performance. The most directly comparable financial measures prepared in accordance with GAAP are net income (loss) attributable to SSR Mining shareholders and net income (loss) per share attributable to SSR Mining shareholders. Adjusted net income (loss) attributable to SSR Mining shareholders is defined as net income (loss) adjusted to exclude the after-tax impact of specific items that are significant, but not reflective of the Company's underlying operations, including the expected impacts of Çöpler Incident; inflationary impacts on tax balances; transaction, integration; and other non-recurring items.

The following table provides a reconciliation of Net income (loss) attributable to SSR Mining shareholders to adjusted net income (loss) attributable to SSR Mining shareholders:

(in thousands of US dollars, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss) attributable to SSR Mining shareholders (GAAP)	$65,441	$10,557	$214,297	$(266,832)
Interest saving on 2019 notes, net of tax	$1,248	$—	$3,727	$—
Net income (loss) used in the calculation of diluted net income per share	$66,689	$10,557	$218,024	$(266,832)

Weighted-average shares used in the calculation of net income (loss) per share
Basic	202,783	202,140	202,660	202,209
Diluted	217,464	202,447	217,018	202,209

Net income (loss) per share attributable to SSR Mining shareholders (GAAP)
Basic	$0.32	$0.05	$1.06	$(1.32)
Diluted	$0.31	$0.05	$1.00	$(1.32)

Adjustments:
CC&V transaction and integration costs	$7,287	$—	$19,040	$—
Effects of the Çöpler Incident (29)	$1,929	$(1,939)	$55,359	$319,981
Insurance proceeds received related to the Çöpler Incident (30)	$—	$—	$(35,527)	$—
Impairment of long lived and other assets	$—	$369	$—	$369
Change in fair value of marketable securities	$(3,021)	$(330)	$(6,742)	$(6,749)
Income tax impact related to above adjustments	$638	$187	$1,593	$1,208
Inflationary impacts on tax balances	$(3,920)	$(2,484)	$(8,017)	$(11,652)
Adjusted net income attributable to SSR Mining shareholders (Non-GAAP)	$68,354	$6,360	$240,003	$36,325

Adjusted net income per share attributable to SSR Mining shareholders (Non-GAAP)
Basic	$0.34	$0.03	$1.18	$0.18
Diluted (31)	$0.32	$0.03	$1.12	$0.18
(29)For the three months ended September 30, 2025, the effects of the Çöpler Incident represent contingencies and expenses of $1.9 million (presented net of pre-tax attributable non-controlling interest of $0.5 million).
For the nine months ended September 30, 2025, the effects of the Çöpler Incident represent (1) reclamation costs of $7.5 million (presented net of pre-tax attributable non-controlling interest of $1.9 million) and remediation costs of $42.8 million (presented net of pre-tax attributable non-controlling interest of $10.7 million) and (2) contingencies and expenses of $5.0 million (presented net of pre-tax attributable non-controlling interest of $1.3 million).
For the nine months ended September 30, 2024, the effects of the Çöpler Incident represent (1) reclamation costs of $9.0 million (presented net of pre-tax attributable non-controlling interest of $2.2 million) and remediation costs of $209.3 million (presented net of pre-tax attributable non-controlling interest of $52.4 million); (2) impairment charges of $91.4 million (presented net of pre-tax attributable non-controlling interest of $22.8 million) related to plans to permanently close the heap leach pad; and (3) contingencies and expenses of $10.3 million (presented net of pre-tax attributable non-controlling interest of $2.6 million).
(30)For the nine months ended September 30, 2025, represents $35.5 million (presented net of pre-tax attributable non-controlling interest of $8.9 million) of business interruption insurance proceeds received associated with the Çöpler Incident.
(31)Adjusted net income (loss) per diluted share attributable to SSR Mining shareholders is calculated using diluted common shares, which are calculated in accordance with GAAP. For the three months ended September 30, 2024, $1.2 million of interest savings on 2019 Notes, net of tax, and dilutive potential shares of approximately 13.0 million were excluded from the computation of diluted loss per common share attributable to SSR Mining shareholders in the Condensed Consolidated Statement of Operations as they were antidilutive. For the nine months ended September 30, 2024, $3.7 million of interest savings on 2019 Notes, net of tax, and dilutive potential shares of approximately 13.3 million were excluded from the computation of diluted loss per common share attributable to SSR Mining shareholders in the Condensed Consolidated Statement of Operations as they were antidilutive. These interest savings and shares were included in the computation of adjusted net income (loss) per diluted share attributable to SSR Mining shareholders for the nine months ended September 30, 2024.

SSR Mining Inc.	PAGE 15

Non-GAAP Measure - Free Cash Flow, Cash Flow From Operating Activities Before Changes in Working Capital, and Free Cash Flow
Before Changes in Working Capital
The Company uses free cash flow, cash flow from operating activities before changes in working capital, and free cash flow before changes in working capital to supplement information in its condensed consolidated financial statements. The most directly comparable financial measures prepared in accordance with GAAP is cash provided by operating activities. The Company believes that in addition to conventional measures prepared in accordance with US GAAP, certain investors and analysts use this information to evaluate the ability of the Company to generate cash flow after capital investments and build the Company's cash resources. The Company calculates free cash flow by deducting cash capital spending from cash generated by operating activities. The Company does not deduct payments made for business acquisitions.

The following table provides a reconciliation of cash provided by operating activities to free cash flow:

(in thousands of US dollars, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash provided by (used in) operating activities (GAAP)	$57,156	$(1,348)	$299,802	$(54,849)
Expenditures on mineral properties, plant, and equipment	$(59,557)	$(32,750)	$(164,519)	$(104,961)
Free cash flow (non-GAAP)	$(2,401)	$(34,098)	$135,283	$(159,810)

We also present operating cash flow before working capital adjustments and free cash flow before working capital adjustments as non-GAAP cash flow measures to supplement our operating cash flow and free cash flow (non-GAAP) measures. We believe presenting both operating cash flow and free cash flow before working capital adjustments, which reflects an exclusion of net changes in operating assets and liabilities, will be useful for investors because it presents cash flow that is actually generated from the continuing business. The Company calculates cash generated by (used in) operating activities before changes in working capital by adjusting cash generated by (used in) operating activities by the net change in operating assets and liabilities. The Company also calculates free cash flow before changes in working capital by deducting cash capital spending from cash flow from operating activities before changes in working capital.

The following table provides a reconciliation of cash provided by operating activities to cash generated by (used in) operating activities before changes in working capital, and free cash flow before changes in working capital:

(in thousands of US dollars, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash provided by (used in) operating activities (GAAP)	$57,156	$(1,348)	$299,802	$(54,849)
Net change in operating assets and liabilities	$74,894	$15,158	$133,218	$77,621
Cash provided by (used in) operating activities before changes in working capital (non-GAAP)	$132,050	$13,810	$433,020	$22,772
Expenditures on mineral properties, plant, and equipment	$(59,557)	$(32,750)	$(164,519)	$(104,961)
Free cash flow before changes in working capital (non-GAAP)	$72,493	$(18,940)	$268,501	$(82,189)

SSR Mining Inc.	PAGE 16